UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2005

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 447-3870

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Effective December 31, 2005, the Board of Directors of Entravision Communications Corporation (the “Company”) approved certain amendments to the Entravision Communications Corporation 2001 Employee Stock Purchase Plan (the “ESPP”). The amendments provide that participants in the ESPP may change their payroll withholding elections or withdraw from the ESPP only at the beginning of an Offering Period (as defined in the ESPP), and may no longer change their payroll withholding elections or withdraw from the ESPP during an Offering Period. A copy of the First Amendment to the ESPP dated as of December 31, 2005, is filed herewith as Exhibit 99.1. The ESPP was filed as an exhibit to the Company’s Proxy Statement filed with the SEC on April 9, 2001. By including any information in this Current Report on Form 8-K, the Company does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

99.1	First Amendment, dated as of December 31, 2005, to Entravision Communications Corporation Employee Stock Purchase Plan dated as of April 9, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: January 24, 2006	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	First Amendment, dated as of December 31, 2005, to Entravision Communications Corporation Employee Stock Purchase Plan dated as of April 9, 2001.